Exhibit 10.11

INVESTMENT AGREEMENT

by and among

ORBIMAGE Inc.

and

[   ]

Dated November 16, 2004

PAGE
Section 6. Additional Covenants	15
6.1 Listing	15
6.2 Cooperation with the Rights Offering	15
6.3 Legends	15
6.4 Further Assurances	16
Section 7. Conditions to Closing.	16
7.1 Conditions to Private Placement Obligations	16
7.2 Conditions to Investor’s Backstop Obligations	17
Section 8. Miscellaneous	18
8.1 Notices	18
8.2 Indemnification	18
8.3 Survival of Representations and Warranties etc	19
8.4 Assignment	19
8.5 Entire Agreement	19
8.6 Waivers and Amendments	19
8.7 Governing Law; Jurisdiction; Venue; Process	19
8.8 Counterparts	20
8.9 Headings	20
8.10 Severability	20
SCHEDULE 1	1
SCHEDULE 4.13	2
SCHEDULE 5.8	3
SCHEDULE 7	4
EXHIBIT A	6
EXHIBIT B	7
EXHIBIT C	8

INVESTMENT AGREEMENT

     THIS INVESTMENT AGREEMENT (this “Agreement”) is made this 16 day of November, 2004 by and between ORBIMAGE Inc., a Delaware corporation (the “Company”), and                    , a                     (the “Investor”).

W I T N E S S E T H:

     WHEREAS, the Company has entered into the NextView Contract with the U.S. Government;

     WHEREAS, in connection with, and as a part of, the Company’s plan to meet its need for additional liquidity to fund the Company’s performance under the NextView Contract, the Investors (as defined below) desire and have severally agreed to make additional investments in the Company, and the Investor desires to make an investment in the amount of its Allocable Percentage (as defined below) of such additional investments by the Investors, comprised of the investments contemplated by this Agreement, and in connection therewith, to enter into this Agreement;

     WHEREAS, the Company plans to issue and sell shares of Common Stock and Warrants (one share of Common Stock together with one Warrant, an “Investment Unit”) to holders of the debt and equity securities of the Company pursuant to:

          (i) a private placement (the “Private Placement”) of 3,250,000 Investment Units in aggregate to the Investor and certain other holders of debt and/or equity securities of the Company (such holders and the Investor collectively, the “Investors”),

          (ii) a rights offering (the “Rights Offering”) whereby the Company will distribute, on a pro rata basis and at no charge, transferable Rights (as defined below) to each holder of record of the Common Stock as of a record date (the “Rights Offering Record Date”) to be set by the Board of Directors, to purchase 3,250,000 Investment Units, and

          (iii) the Backstop Issuance, pursuant to which the Company will sell and issue to the Investors, in addition to the Investment Units to be sold to the Investors in the Private Placement, such number of Investment Units as equals the number of Rights (if any) that are not exercised pursuant to the Rights Offering;

     WHEREAS, the Investor has agreed to purchase, on or about the NextView Contract Date (the “Private Placement Date”), its Allocable Percentage of the 3,250,000 Investment Units to be issued and sold by the Company pursuant to the Private Placement;

     WHEREAS, in the Rights Offering, each holder of Common Stock will receive its pro rata number of 3,250,000 rights (each, a “Right”), each to purchase one Investment Unit (the “Basic Subscription Privilege”);

     WHEREAS, each holder of Rights who exercises its full Basic Subscription Privilege will be entitled, on a pro rata basis, to subscribe for additional Investment Units (the “Over-Subscription Privilege”), to the extent that other holders of Rights do not exercise all of their Rights in the Basic Subscription Privilege;

     WHEREAS, in order to facilitate the Rights Offering, and in consideration of the Company granting to the Investor its Allocable Percentage of the Backstop Fee Warrants, the Investor is willing, as set forth herein, to purchase, upon consummation of the Rights Offering, its Allocable Percentage of Investment Units, if any, to be sold and issued by the Company in the Backstop Issuance;

     WHEREAS, the price per Investment Unit sold pursuant to the Private Placement, the Rights Offering and the Backstop Issuance will be $10.00 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event, the “Subscription Price”);

     WHEREAS, the parties hereto acknowledge and agree that the investment contemplated by this Agreement will constitute the Investor’s investment contemplated by the Investor’s letter to the Company dated July 27, 2004, and that this Agreement will replace and supersede such letter in all respects and such letter shall hereafter be of no further force or effect;

     WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that this Agreement, the issuance of Common Stock and Warrants in each of the Private Placement, the Rights Offering and the Backstop Issuance, and the issuance of the Backstop Fee Warrants, and the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1. Definitions. For purposes of this Agreement, the following terms will have the meaning set forth below:

     “Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     “Allocable Percentage” shall mean the percentage set forth in Schedule 1 hereto.

     “Agreement” has the meaning assigned to it in the Preamble.

     “Backstop Fee Warrants” means the 1,000,000 Warrants in aggregate to be granted by the Company to the Investors as consideration for the Investors’ respective commitments to purchase Investment Units in the Backstop Issuance, if any.

     “Backstop Issuance” has the meaning assigned to it in Section 3.2.

     “Backstop Purchase Date” has the meaning assigned to it in Section 3.2(a).

     “Bankruptcy Plan” means the amended Plan of Reorganization filed by the Company with the Bankruptcy Court of the Eastern District of Virginia on September 15, 2003 and approved by such court on October 24, 2003.

     “Basic Subscription Privilege” has the meaning assigned to it in the Preamble.

     “Board of Directors” has the meaning assigned to it in the Preamble.

     “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     “Common Stock” means the Company’s Common Stock, par value $0.01 per share.

     “Company” has the meaning assigned to it in the Preamble.

     “Deposited Funds” has the meaning assigned to it in Section 2(b).

     “Deposited Securities” has the meaning assigned to it in Section 2(c).

     “Disbursing Agency Agreement” means the Disbursing Agency Agreement, dated as of November 16, 2004, by and among the Company, the Disbursing Agent and the Investors.

     “Disbursing Agent” means JPMorgan Chase Bank.

     “Disbursing Agent’s Bank Account” means JPMorgan Chase Bank, ABA Routing No. 021000021, Credit A/C No. 507-89-7455, NY Special Subscription Account, For Further Credit to A/C No. 10209431-Orbimage, Inc., Attention: Joseph Morales (212) 623.5087.

     “Dollars” and “$” mean dollars in lawful currency of the United States of America.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Existing Stock Options” means the 362,324 options to purchase Common Stock, issued pursuant to the 2003 Employee Stock Incentive Plan dated as of December 31, 2003.

     “Existing Registration Rights Agreement” means the Registration Rights Agreement, dated December 31, 2003, among the Company, Crest Communications Holdings LLC and certain holders of Common Stock, the Existing Warrants and certain debt securities of the Company.

     “Existing Registration Statement” has the meaning assigned to it in Section 4.12.

     “Existing Warrants” means the warrants issued on December 31, 2003 pursuant to which the holders of such warrants may purchase up to 318,947 shares of Common Stock at a price per share of $28.22 on or before December 31, 2007.

     “Indemnitees” has the meaning assigned to it in Section 8.2 hereof.

     “Investment Unit” has the meaning assigned to it in the Preamble.

     “Investor” has the meaning assigned to it in the Preamble.

     “Investors” has the meaning assigned to it in the Preamble.

     “Investors’ Counsel” shall mean Jones Day, 222 East 41st Street, New York, New York 10017.

     “Losses” has the meaning assigned to it in Section 8.2 hereof.

     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company taken as a whole, whether or not arising from transactions in the ordinary course of business, or (b) the ability of the Company to perform its obligations under this Agreement and the Registration Rights Agreement or (c) the validity or enforceability of this Agreement or the Registration Rights Agreement.

     “NextView Contract” means one or more agreements to be entered into between the U.S. Government and the Company under the U.S. Government’s NextView Second Vendor program pursuant to which (i) the Company will agree to develop, manufacture and launch the OrbView-5 satellite, and the U.S. Government will share the costs of such development, manufacturing and launch in an amount up to approximately $237.4 million, and (ii) the U.S. Government will agree to purchase images from the Company over a period of approximately two years following the launch of the OrbView-5 satellite for an aggregate amount of approximately $196 million.

     “NextView Contract Date” means the date on which the Company and the U.S. Government each execute and deliver the NextView Contract.

     “Over-Subscription Privilege” has the meaning assigned to it in the Preamble.

     “Person” includes all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures and other entities, as well as governments and their respective agencies and political subdivisions.

     “Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.

     “Private Placement” has the meaning assigned to it in the Preamble.

     “Private Placement Date” has the meaning assigned to it in the Preamble.

     “Registration Rights Agreement” has the meaning assigned to it in Section 7.1(a)(ii) hereof.

     “Right” has the meaning assigned to it in the Preamble.

     “Rights Offering” has the meaning assigned to it in the Preamble.

     “Rights Offering Record Date” has the meaning assigned to it in the Preamble.

     “Rights Offering Registration Statement” has the meaning assigned to it in Section 3.3(a) hereof.

     “Securities” has the meaning assigned to it in Section 5.4.

     “Securities Act” has the meaning assigned to it in Section 4.6.

     “SEC” means the Securities and Exchange Commission.

     “Subscription Price” has the meaning assigned to it in the Preamble.

     “Warrant” means a warrant, in the form of Exhibit C attached hereto, to purchase shares of Common Stock at a price per share of $10.00 within five years from the date of issuance of such warrant.

Section 2. The Private Placement.

     (a) Subject to the terms and conditions hereof, the Investor agrees to purchase its Allocable Percentage of Investment Units to be issued and sold in the Private Placement, at a price per Investment Unit equal to the Subscription Price.

     (b) On the Private Placement Date, the Investor will make available to the Disbursing Agent in immediately available funds in Dollars not later than 12:00 p.m., New York City time on such Private Placement Date to the Disbursing Agent’s Bank Account the entire amount of its Allocable Percentage of the proceeds of the Private Placement (the “Deposited Funds”).

     (c) On the Private Placement Date, the Company shall deliver to the Disbursing Agent (i) one or more certificates reserved for issuance in the name of the Investor evidencing the Investor’s Allocable Percentage of Common Stock to be issued in the Private Placement and (ii) one or more certificates reserved for issuance in the name of the Investor evidencing the Investor’s Allocable Percentage of Warrants to be issued in the Private Placement (collectively, the “Deposited Securities”).

     (d) The parties hereto agree that the Deposited Funds and the Deposited Securities shall be disbursed by the Disbursing Agent pursuant to the terms of the Disbursing Agency Agreement, and that the disbursement of all or any part of the Investor’s Allocable Percentage of the Deposited Funds to the Company and of a corresponding amount of Deposited Securities to the Investor by the Disbursing Agent in accordance with Section 6(b) or (c) of the Disbursing Agency Agreement shall constitute the issuance and sale to the Investor of such number of securities disbursed in exchange for payment therefor in the amount of the Investor’s Allocable Percentage of such amount of funds disbursed. Upon the disbursement of shares of Common Stock and Warrants to the Investor as set forth in this paragraph (d), the Company shall register such shares of Common Stock and Warrants in the name of the Investor or its designee.

     (e) On the Private Placement Date, in accordance with the terms of the Disbursing Agency Agreement, the Company shall sell to the Investor, and the Investor shall purchase, the Investor’s Allocable Percentage of 2,200,000 Investment Units.

     (f) On the Private Placement Date, the Company shall issue to the Investor its Allocable Percentage of the Backstop Fee Warrants.

Section 3. The Rights Offering.

     3.1 Subscription. The Investor agrees to exercise all of its Rights, if any, under its Basic Subscription Privilege in the Rights Offering, provided however, that the Investor shall not be obligated to exercise its Rights under this Section 3.1 unless (i) the Government Accountability Office (“GAO”) shall not have recommended termination of the NextView Contract as requested in the pending bid protest filed by New SI, LLC with GAO, (ii) the National Geospatial-Intelligence Agency of the U.S. Government (“NGA”) shall not have terminated or notified the Company that it intends to terminate the NextView Contract, and (iii) the Company, acting pursuant to a directive from the NGA, shall continue to perform its obligations under the NextView Contract. The Investor may, but shall not be obligated to, subscribe for additional Investment Units under its Over-Subscription Privilege, if any, in the Rights Offering.

     3.2 Backstop. On the date (the “Backstop Purchase Date”) that is five Business Days after the closing of the Rights Offering, pursuant to the terms and subject to the conditions of this Agreement and the Rights Offering as set forth in the Rights Offering Registration Statement, the Investor shall, on the same terms as the Rights Offering, purchase its Allocable Percentage of such number of Investment Units as equals all of the Rights that are not otherwise subscribed for by the Rights holders under either their Basic Subscription Privilege or their Over-Subscription Privilege, if any (the “Backstop Issuance”).

     3.3 The Rights Offering.

     (a) No later than thirty (30) days following the date of this Agreement, the Company will prepare and file with the SEC a registration statement (including each amendment and supplement thereto, the “Rights Offering Registration Statement”) on Form S-1 (or, if Form S-1 is not then available to the Company, on such form of registration statement as is then available to effect a registration of securities), covering the issuance of the Rights and the shares of Common Stock to be issued pursuant to the Rights Offering. The Company will not permit any securities other than the Rights and the shares of Common Stock to be sold pursuant to the Rights Offering to be included in the Rights Offering Registration Statement. The Rights Offering Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) will be provided to the Investor and to Investors’ Counsel prior to its filing with or other submission to the SEC. The Rights Offering Registration Statement will comply in all material respects with the provisions of applicable federal securities laws. The Company promptly will correct any information provided by it for use in the Rights Offering Registration Statement if, and to the extent, that such information becomes false or misleading in any material respect, and the Company will take all steps necessary to cause the Rights Offering Registration Statement, as so corrected, to be filed with the SEC and, upon its effectiveness, to be disseminated to the distributees of the Rights, in each case as and to the extent required by applicable federal securities laws. The Investor and Investors’ Counsel will be given a reasonable opportunity to review and comment upon the Rights Offering Registration Statement in each instance before it is filed with the SEC. In addition, the Company will provide the Investor and Investors’ Counsel with any written comments or other written communications that the Company or its counsel receives from time to time from the SEC or its staff with respect to the Rights Offering Registration Statement promptly after the receipt of such comments or other communications. The Company will use its reasonable best efforts to cause the Rights Offering Registration Statement to be filed pursuant to this Section 3.3(a) and to be declared effective by the SEC as soon as possible after the Rights Offering Registration Statement is filed with the SEC, provided however that the Company shall procure that the Rights Offering Registration Statement will not be declared effective prior to the date that is ten (10) days following the disbursement of all of the Deposited Funds and the Deposited Securities pursuant to the Disbursing Agency Agreement.

     (b) Promptly following the effective date of the Rights Offering Registration Statement, the Company will commence the Rights Offering. In the Rights Offering, the Company will distribute, on a pro rata basis and at no charge, Rights to each holder of record of Common Stock as of the Rights Offering Record Date. In accordance with the terms of the Rights Offering, each such Right shall be transferable. Each Right will entitle the holder to purchase, at the election of the holder thereof, one Investment Unit at the Subscription Price. The Rights Offering will remain open for at least thirty (30) days. The Rights shall expire at 5:00 p.m., New York City time on the day following such thirtieth (30th) day, except as such expiration date or time may be extended by the Company or otherwise as may be required by applicable law.

     (c) Each holder of Rights who exercises in full its Basic Subscription Privilege will be entitled to subscribe for additional Investment Units at the Subscription Price to the extent that other holders of Rights do not exercise all of their Rights in the Basic Subscription Privilege. If the number of Investment Units remaining after the exercise of all Basic Subscription Privileges is not sufficient to satisfy all Over-Subscription Privileges, the holders of Rights who exercised their Basic Subscription Privileges in full will be allocated Investment Units pro rata and in proportion to the number of Investment Units purchased through the Basic Subscription Privilege. If the pro rata allocation exceeds the number of Investment Units requested on the subscription certificate, then each Rights holder will receive the number of Investment Units requested, and the remaining Investment Units from such Rights holder’s pro rata allocation will be divided among other Rights holders exercising their Over-Subscription Privileges. If the pro rata allocation is less than the number of Investment Units requested on the subscription certificate, then the excess funds paid by that Rights holder as the Subscription Price for the Investment Units not issued will be returned to such Rights holder without interest or deduction.

     (d) The closing of the purchase of the Over-Subscription Privilege by each Rights holder will occur at the time, for the Subscription Price, in the manner and on the terms and conditions of the Rights Offering, as will be set forth in the Rights Offering Registration Statement.

     (e) The Company will pay all expenses associated with the Private Placement, Rights Offering Registration Statement, the Rights Offering, the Backstop Issuance, and all other transactions contemplated hereunder, including, without limitation, negotiation of the Investment Agreement, the Registration Rights Agreement and the Form of Warrant, due diligence on the NextView Contract, filing and printing fees, fees and expenses of any subscription and information agents, counsel and accounting fees and expenses, costs associated with clearing the shares of Common Stock and/or the Warrants to be sold pursuant to the Rights Offering for sale under applicable state securities laws and the Investor’s reasonable fees in connection with the registration, including the reasonable attorneys’ fees and disbursements of Investors’ Counsel (but not attorneys’ fees or disbursements of any other counsel to the Investor or the Investors).

Section 4. Representations and Warranties of the Company. The Company represents and warrants to the Investor, as of the date hereof, as follows:

     4.1 Organization. The Company (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed would not reasonably be expected to either prevent or materially delay its ability to perform its obligations hereunder, and (c) has all corporate power and authority to own and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted. The Company is in compliance with its certificate of incorporation and by-laws.

     4.2 Due Authorization. The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement, the Registration Rights Agreement and the Disbursing Agency Agreement and to perform its obligations hereunder and thereunder, including the issuance of the Common Stock and the Warrants (and the shares of Common Stock issuable upon exercise of the Warrants), and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, the Registration Rights Agreement and the Disbursing Agency Agreement, including the issuance of the Common Stock and Warrants (and the shares of Common Stock issuable upon exercise of the Warrants).

     4.3 Due Execution; Enforceability. Each of this Agreement, the Registration Rights Agreement and the Disbursing Agency Agreement has been duly and validly executed and delivered by the Company and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     4.4 Board of Directors. The Board of Directors has determined that the Rights Offering, this Agreement and the transactions contemplated hereby and thereby, including the terms of issuance of the Common Stock and Warrants, are advisable and in the best interests of the Company and its stockholders.

     4.5 Due Issuance and Authorization of Capital Stock. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of any or all of the stockholders of the Company. The shares of Common Stock issued and delivered to the Investor pursuant to the terms hereof will be, upon issuance, duly authorized, validly issued, fully paid and non-assessable, and will be free from all taxes, liens, preemptive rights and charges with respect to the issue thereof, and the Warrants issued and delivered to the Investor pursuant to the terms hereof will be, upon issuance, duly authorized. The shares of Common Stock issuable upon exercise of the Warrants have been duly and fully reserved for issuance and, when issued upon such exercise, will be validly issued, fully paid and non-assessable, and will be free from all taxes, liens, preemptive rights and charges with respect to the issue thereof.

     4.6 Capitalization. The authorized capital stock of the Company consists solely of (a) 25,000,000 shares of Common Stock, par value $0.01 per share, of which 6,481,230 shares are issued and outstanding, and (b) 5,000,000 shares of Preferred Stock, par value $0.01 per share, none of which are outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any preemptive rights and were not issued in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable laws (including state “Blue Sky” laws). Other than the Existing Warrants and the Existing Stock Options, the Company has not issued or granted any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of its Common Stock or Preferred Stock. Other than the Existing Registration Rights Agreement, there are no agreements or circumstances of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its Common Stock or Preferred Stock. There are no declared or accrued and unpaid dividends or distributions, or any other obligations owing by the Company, with respect to the Common Stock or Preferred Stock.

     4.7 Consents. Except for such filings and approvals as may be required under, and other applicable requirements of, federal securities laws and applicable state securities or blue sky laws, to the best knowledge of the Company, neither the execution, delivery or performance of this Agreement, the Registration Rights Agreement or the Disbursing Agency Agreement, including the issuance of the Common Stock and Warrants (and the shares of Common Stock issuable upon exercise of the Warrants) by it, requires any consent of, authorization by, exemption from, filing with, or notice to any governmental entity or any other Person.

     4.8 No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Disbursing Agency Agreement, including the issuance of the Common Stock and Warrants (and the shares of Common Stock issuable upon exercise of the Warrants and the consummation of the transactions contemplated hereunder and thereunder, will not (a) conflict with or result in any breach of any provision of its certificate of incorporation or by-laws, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it is a party or by which any of its properties or assets are bound, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or by which any of its properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement and the Disbursing Agency Agreement, including the issuance of the Common Stock and the Warrants (and the shares of Common Stock issuable upon exercise of the Warrants).

     4.9 Licenses. The Company possesses adequate licenses, certificates, authorities or permits issued by appropriate governmental agencies or bodies, including without limitation the U.S. Department of Commerce, the U.S. Federal Communications Commission and International Telecommunications Union, necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have or result in a Material Adverse Effect.

     4.10 Government Contracts. The Company (i) is not in material default or noncompliance with any contract or regulation relating to any contract with the United States Government, except for such default or noncompliance as would not be expected to have a Material Adverse Effect and (ii) has not been suspended or debarred from doing business with the United States Government..

     4.11 Environmental. Except as disclosed in the Existing Registration Statement, the Company is not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), does not own or operate any real property contaminated with any substance that is subject to any environmental laws, is not liable for any off-site disposal or contamination pursuant to any environmental laws, and is not subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

     4.12 Compliance Laws and Regulations. Except as disclosed in the Existing Registration Statement, the Company is not in violation of any applicable law, ordinance, statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, applicable to the Company, which violation would not, individually or in the aggregate, have a Material Adverse Effect.

     4.13 SEC Filings. The Company has filed a registration statement on Form 10 (the “Existing Registration Statement”) with the SEC to register its issued and outstanding shares of Common Stock pursuant to Section 12(g) of the Exchange Act. Except as provided on Schedule 4.13 hereto, the Existing Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4.14 Bankruptcy Plan. The Bankruptcy Plan became effective on December 31, 2003, and the Company has complied in all respects with the Bankruptcy Plan.

     4.15 Ownership of shares of Subsidiaries.

     The Company has no Subsidiaries and does not own any equity interests of another Person.

     4.16 Financial Statements; Internal Controls.

     (a) All of the financial statements (including in each case the related schedules and notes) included in the Existing Registration Statement fairly present in all material respects the financial position of the Company as of the respective dates specified in such financial statements and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Since the date of the most recent financial statements included in the Existing Registration Statement, there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business.

     (b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     4.17 Litigation.

     Except as disclosed in the Existing Registration Statement, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.18 Taxes.

     Except as disclosed in the Existing Registration Statement, the Company has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 2003. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution, delivery and performance of this Agreement, the Registration Rights Agreement or the Disbursing Agency Agreement by the Company or the issuance, execution and delivery of the Common Stock and the Warrants pursuant to this Agreement.

     4.19 Intellectual Property.

     (a) Except as disclosed in the Existing Registration Statement, the Company either (i) owns or licenses or otherwise has the right to use or (ii) with respect to intellectual property for use in performing its obligations under the NextView Contract, intends to acquire, license or develop, all intellectual property that is necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except where the failure to so own or license or otherwise obtain the right to use, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or where any such infringement or conflict, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Existing Registration Statement, to the knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, in the ordinary course of business by the Company infringes upon or conflicts with any rights owned by any other Person, except where any such infringement or conflict, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and no material claim or litigation regarding any of the foregoing is pending or threatened.

     (b) Except as disclosed in the Existing Registration Statement, the Company does not own any material trademarks, patents or copyrights and does not have any material trademarks, patents or copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof. None of the material patents or copyrights necessary for the operation of the business of the Company in the reasonable business judgment of the Company have been abandoned or dedicated, except where such abandonment or dedication, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     4.20 Title to Property; Leases.

     Except as disclosed in the Existing Registration Statement, the Company has good and sufficient title to or otherwise has the right to use its properties that individually or in the aggregate are material, including all such properties reflected in the most recent audited balance sheet contained in the Existing Registration Statement or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business). All leases that individually or in the aggregate are material are valid and subsisting and are in full force and effect in all material respects.

     4.21 Existing Indebtedness; Future Liens.

     The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any indebtedness of the Company and no event or condition exists with respect to any indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     4.22 Status under Certain Statutes.

     The Company is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

     4.23 Insurance.

     There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties and businesses against losses and risks as are customary in the case of companies of established reputation engaged in the same or similar business and similarly situated, and in such amount as is required under the Note and Security Agreement, dated June 30, 2003, in respect of the Company’s Senior Notes due 2008. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable to those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company.

Section 5. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as of the date hereof as follows:

     5.1 Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

     5.2 Due Authorization. The Investor has the requisite power and authority to enter into, execute and deliver this Agreement, the Registration Rights Agreement and the Disbursing Agency Agreement and to perform its obligations hereunder and thereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement, the Registration Rights Agreement and the Disbursing Agency Agreement.

     5.3 Due Execution; Enforceability. Each of this Agreement, the Registration Rights Agreement and the Disbursing Agency Agreement has been duly and validly executed and delivered by the Investor and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     5.4 No Registration Under the Securities Act. The Investor understands that the Common Stock and the Warrants (and the shares of Common Stock issuable upon exercise of the Warrants) to be purchased by it pursuant to the terms of this Agreement (the “Securities”) have not been registered, and that except as provided in the Registration Rights Agreement, the Company shall not be required to effect any registration, under the Securities Act of 1933, as amended, or any state securities law and will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless pursuant to a registration statement or in a transaction exempt from or not subject to registration under the Securities Act.

     5.5 Acquisition for Investment. The Securities are being acquired under this Agreement by the Investor in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act; provided, however, that the disposition of the Investor’s property shall at all times be under its control. The Securities will not be offered for sale, sold or otherwise transferred by the Investor except pursuant to a registration statement or in a transaction exempt from or not subject to registration under the Securities Act and any applicable state securities laws.

     5.6 Evaluation of Merits and Risks of Investment. The Investor has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Securities being acquired hereunder. The Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Securities for an indefinite period of time, inasmuch as the Securities have not been registered under the Securities Act).

     5.7 Additional Information. Each Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Notwithstanding the foregoing, nothing contained herein shall operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to the Investor for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.

     5.8 U.S. Person. The Investor certifies that (i) it is a natural person resident in the United States or (ii) it is an entity organized or incorporated under the laws of any state of the Unites States or the District of Columbia and having its principle place of business in the United States or (ii) it is an entity organized or incorporated, and has its principal place of business, in the jurisdictions set forth in Schedule 5.8 hereto.

Section 6. Additional Covenants. The Company and the Investor hereby agree to do the following:

     6.1 Listing. So long as the Company has Common Stock listed on any stock exchange, prior to consummating the Rights Offering, the Company will take all reasonable steps necessary, and pay all reasonable fees required, to list all of the shares of Common Stock acquired by the Investor hereunder and the Investment Units on such stock exchanges in the United States of America on which the Common Stock is then listed. Following the initial listing of such shares, the Company, consistent with the Board of Directors’ fiduciary duties, will use its reasonable best efforts to maintain the listing of such shares whenever the Common Stock is listed on any such exchange.

     6.2 Cooperation with the Rights Offering. The Investor will cooperate with the Company and use its reasonable best efforts and take all commercially reasonable actions in order to facilitate the successful consummation of the Rights Offering. In particular, the Company is undertaking the Rights Offering in reliance on the Investor’s commitment under Section 2, 3.1 and 3.2 hereof, in each case, subject to the terms and conditions set forth in this Agreement, to provide the Company with its Allocable Percentage of funds up to the Aggregate Equity Financing Amount. The Company will cooperate with the Investor and use its reasonable best efforts and take all commercially reasonable actions in order to facilitate the successful consummation of the Rights Offering.

     6.3 Legends. The Investor agrees with the Company that the certificates evidencing the shares of Common Stock to be purchased under Sections 2 and 3.2 will bear the following legends:

     “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

     6.4 Further Assurances. From time to time after the date of this Agreement, the parties hereto shall execute, acknowledge and deliver to the other parties such other instruments, documents, and certificates and will take such other actions as the other parties may reasonably request in order to consummate the transactions contemplated by this Agreement.

Section 7. Conditions to Closing.

     7.1 Conditions to Private Placement Obligations.

     (a) The obligation of the Investor to purchase the Investment Units as set forth in Section 2 shall be subject to the satisfaction of each of the following conditions in each case, on the Private Placement Date:

          (i) NextView Contract. The Company and the U.S. Government shall have executed and delivered to each other the NextView Contract, and the NextView Contract shall be in full force and effect prior to the Private Placement Date.

          (ii) Registration Rights Agreement. The Company shall have executed and delivered a Registration Rights Agreement (the “Registration Rights Agreement”) in the form of Exhibit A hereto.

          (iii) Disbursing Agency Agreement. The Company and the Disbursing Agent shall have executed and delivered a Disbursing Agency Agreement in the form of Exhibit B hereto.

          (iv) Material Adverse Change. No event, development, change, or circumstance shall have occurred that individually or in the aggregate shall have had, or that individually or in the aggregate would reasonably be expected to have, a Material Adverse Effect.

          (v) Required Consents. All approvals necessary for the consummation of the transactions contemplated by this Agreement, shall have been obtained.

          (vi) Backstop Fee Warrants. The Company shall have issued and delivered to the Investors the Backstop Fee Warrants, as contemplated by Section 2(d) hereof.

          (vii) Other Conditions. The Company shall have performed each of its obligations hereunder required to be performed by it at or prior to the Private Placement Date, and the representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Private Placement Date as if made at and as of such Private Placement Date.

          (viii) Officer’s Certificate. The Company shall have delivered to the Investor an officer’s certificate dated as of the Private Placement Date (i) attaching copies of resolutions duly adopted by the board of directors of the Company, authorizing and approving its performance of the transaction contemplated hereby and the execution and delivery of this Agreement and the Registration Rights

Agreement and (ii) certifying that the conditions set forth in Section 7.1(a)(i) through (vi) have been satisfied.

          (ix) General Counsel Certificate; Legal Opinion. The Company shall have delivered a certificate from its General Counsel and shall have caused its counsel to deliver to the Investor a legal opinion dated as of the Private Placement Date addressing the matters set forth in Schedule 7.

     (b) The obligation of the Company to issue and sell to the Investors the Investment Units as set forth in Section 2 shall be subject to the satisfaction each of the following conditions, in each case, on the Private Placement Date:

          (i) Registration Rights Agreement. The Investors shall have executed and delivered the Registration Rights Agreement in the form of Exhibit A hereto.

          (ii) Disbursing Agency Agreement. The Company and the Disbursing Agent shall have executed and delivered the Disbursing Agency Agreement in the form of Exhibit B hereto.

     7.2 Conditions to Investor’s Backstop Obligations. The obligation of the Investor to purchase the Common Stock as set forth in Sections 3.1 and 3.2 shall be subject to the satisfaction of each of the following conditions, in each case, on the Backstop Purchase Date:

     (a) Private Placement. The Private Placement shall have been consummated; provided that the Investor may not assert the condition set forth in this Section 7.2(a) if the failure of such condition to be satisfied resulted primarily from the failure of the Investor to comply with one or more of its obligations under this Agreement.

     (b) Material Adverse Change. No event, development, change or circumstance shall have occurred that individually or in the aggregate shall have had, or that individually or in the aggregate would reasonably be expected to have, a Material Adverse Effect.

     (c) Rights Offering. The Company shall have consummated the Rights Offering.

     (d) Other Conditions. (i) The Company shall have performed each of its obligations hereunder required to be performed by it at or prior to the Backstop Purchase Date, and (ii) the representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Backstop Purchase Date as if made at and as of such Backstop Purchase Date, except for such breaches that individually or in the aggregate shall not have or would not result in a Material Adverse Effect.

     (e) Officer’s Certificate. The Company shall have delivered to the Investor an officer’s certificate dated as of the Backstop Purchase Date certifying that (i) the resolutions duly adopted by the Board of Directors of the Company, authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the Registration Rights Agreements remain in full force and effect and (ii) the conditions set forth in Section 7.2(a) through (d) have been satisfied.

     (f) General Counsel Certificate; Legal Opinion. The Company shall have delivered a certificate from its General Counsel and shall have caused its counsel to deliver to the Investor a legal opinion dated as of the Backstop Purchase Date addressing the matters set forth in Schedule 7.

     Section 8. Miscellaneous

     8.1 Notices. Any notice or other communication required or which may be given pursuant to this Agreement will be in writing and either delivered personally to the addressee, telecopied to the addressee, sent via electronic mail or mailed, certified or registered mail, postage prepaid, and will be deemed given when so delivered personally, telecopied, or sent via electronic mail, or, if mailed, five (5) days after the date of mailing, as follows:

     (i) if to the Investor, to:

          Jones Day
          222 East 41st Street
          New York, NY 10022
          Attention: Kevin D. Cramer
          Facsimile: (212) 755-7306
          Email: kdcramer@jonesday.com

     (ii) if to the Company, to:

          ORBIMAGE Inc.
          21700 Atlantic Boulevard
          Dulles, VA 20166
          Attention: General Counsel
          Facsimile: (703) 480-7544
          Email:warren.william@orbimage.com

     with a copy to:

          Latham & Watkins LLP
          555 Eleventh Street, N.W., Suite 1000
          Washington, DC 20001
          Attn: Bill O’Neill
          Facsimile: 202-637-2201
          Email: bill.o’neill@lw.com

     8.2 Indemnification. The Company will indemnify, save and hold harmless the Investor, and all of its respective directors, officers, stockholders, employees, partners, members, managers, representatives, Affiliates, attorneys and agents and all of its respective heirs, successors, legal administrators and permitted assigns, each Person who controls such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling Person (the “Indemnitees”), from and against all losses, claims, damages, liabilities, costs (including, without limitation, the costs of investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred by any or all of the Indemnitees in connection with or arising from the execution, delivery and performance by the Company of this Agreement, the Rights Offering, the Private Placement and any other related transaction, except to the extent of any willful misconduct or gross negligence of the Indemnitees. This indemnification provision will be in addition to the rights of each and all of the Indemnitees to bring an action against the Company for breach of any term of this Agreement. The Company acknowledges and agrees that each and all of the Indemnitees shall be treated as third party beneficiaries with rights to bring an action against the Company under this Section 8.2.

     8.3 Survival of Representations and Warranties etc. All representations and warranties made in, pursuant to or in connection with this Agreement will survive the execution and delivery of this Agreement indefinitely, notwithstanding any investigation at any time made by or on behalf of any party hereto, except that the representations and warranties made in Sections 4.9 (Licenses), 4.10 (Environmental), and 4.11 (Compliance with Laws and Regulations), which shall survive the execution and delivery of this Agreement for a period of two years; and all statements contained in any certificate, instrument or other writing delivered by or on behalf of any party hereto required to be made pursuant to the terms of this Agreement or required to be made in connection with or in contemplation of the transactions contemplated by this Agreement will constitute representations and warranties by such party pursuant to this Agreement.

     8.4 Assignment. This Agreement will be binding upon and inure to the benefit of each and all of the parties to this Agreement, and, except as set forth below, neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties to this Agreement without the prior written consent of the other parties. This Agreement, or the Investor’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by the Investor to any Affiliate of the Investor over which the Investor or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; provided, that any such assignee assumes the obligations of the Investor hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Investor. Notwithstanding the foregoing, no such assignment shall relieve the Investor of its obligations hereunder if such assignee fails to perform such obligations. Without complying with the provisions of this Section 8.5, the Investor may satisfy its obligations under Sections 2, 3.1 or 3.2 hereof by causing an Affiliate of the Investor to satisfy its obligations under such Sections.

     8.5 Entire Agreement. This Agreement contains the entire agreement by and between the Company and the Investor with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and representations, written or oral, with respect thereto.

     8.6 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

     8.7 Governing Law; Jurisdiction; Venue; Process. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. Each party hereby irrevocably submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York located in New York, New York or the United States District Court for the Southern District of New

York, and any appellate court from any such court (as applicable, a “New York Court”), in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

     8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

     8.9 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

     8.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ORBIMAGE Inc.

By:
Name:
Title:

[Name of Investor]

By:
Name:
Title:

S-1

SCHEDULE 1

ALLOCABLE PERCENTAGE

     The Investor’s Allocable Percentage shall be [   ]%.

SCHEDULE 4.13

EXCEPTIONS/ADDITIONAL MATTERS NOT DISCLOSED IN FORM 10

1.	NextView Contract; Protest

     The U.S. Government has awarded the NextView Contract, described in the Recent Developments section of the Company’s Form 10, to the Company and, on September 30, 2004, the Company and the U.S. Government entered into a definitive agreement encompassing the terms described in the Recent Developments section.

     As a result of the entry into the NextView Contract, the Company notes that, with respect to the text in each of the sections of the Company’s Form 10 entitled “Business—Satellite and Ground System Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview,” reading:

“We are also exploring the possibility of constructing and operating a next-generation high-resolution imagery satellite, which we have designated OrbView-5.”,

the Company has now affirmatively decided to construct and operate the OrbView-5 satellite.

     The Company further notes that, on October 20, 2004, New SI, LLC, which the Company believes is an affiliate of Space Imaging (an unsuccessful competing bidder for the NextView Contract) filed a protest before the Government Accountability Office of the award of the NextView Contract to the Company. NGA has directed the Company to continue working under the contract awarded during the protest proceeding. The Company believes that the protest is lacking in merit, and intends to provide assistance to NGA in defense of the contract award. The Company is confident that it will prevail in retaining the project award.

     Should the Company be directed to stop work on the contract it expects to recover its costs of performance of the contract to date, and, in the event the Government re-bids the award, the Company expects to compete successfully in any such re-bid.

2.	Compensation/Commission Claim

     The Company has been advised by counsel to a retired employee of its former parent, Orbital Sciences Corporation (“Orbital”), that his client intends to file suit against the Company for $150,000 which he claims is owed as a commission for work done to the Company’s benefit while his client was employed by Orbital.

SCHEDULE 5.8

JURISDICTION OF FOREIGN ENTITY

Jurisdiction of organization or incorporation (if other than the United States):

Principle place of business (if other than the United States):

SCHEDULE 7

GENERAL COUNSEL CERTIFICATE & OPINION MATTERS

I. Matters to be addressed in Certificate of General Counsel of the Company (subject to usual and customary assumptions and qualifications):

     1. The authorized capital stock of the Company consists of (a) 25,000,000 shares of Common Stock, par value $0.01 per share, of which 6,481,230 shares are issued and outstanding, and (b) 5,000,000 shares of Preferred Stock, par value $0.01 per share, none of which are outstanding.

     2. Subject to the registration of the offer and sale of the Registrable Securities under the Securities Act in accordance with and as contemplated by the Registration Rights Agreement, the execution, delivery and performance by the Company of the Transaction Documents, including the issuance of the Common Stock and Warrants (and the shares of Common Stock issuable upon exercise of the Warrants) and the consummation of the transactions contemplated by the Transaction Documents, will not, to my knowledge, (a) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it is a party or by which any of its properties or assets are bound, or (b) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or by which any of its properties or assets are bound or affected.

     3. There are no actions, suits or proceedings pending or, to my knowledge, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents, except, in each case, any such actions, suits, or proceedings as would not reasonably be expected to have Material Adverse Effect.

II. Matters to be addressed in Legal Opinion of Company’s Counsel (subject to usual and customary assumptions and qualifications):

     1. The Company is a corporation under the general corporation law of the State of Delaware with corporate power and authority to enter into the Investment Agreement, the Registration Rights Agreement [and the Disbursing Agency Agreement]1 (the “Transaction Documents”) and to perform its obligations, including the issuance of the shares of Common Stock and the Warrants, thereunder and to issue shares of Common Stock issuable upon the exercise of the Warrants. Based on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

     2. The shares of Common Stock to be issued and sold by the Company pursuant to the Investment Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by you in accordance with the terms of the Investment Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights of any or all of the stockholders of the Company arising from the Governing Documents.

[1]	The Disbursing Agency Agreement will be included only in the opinion given in relation to the Private Placement. It will not be included in the opinion relating to the Backstop Issuance.

     3. The Warrants to be issued and sold by the Company pursuant to the Investment Agreement have been duly authorized by all necessary corporate action of the Company. The shares of Common Stock issuable upon the exercise of the Warrants have been duly and validly reserved for issuance and, when issued to and paid for by you in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

     4. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action of the Company, and the Transaction Documents have been duly executed and delivered by the Company.

     5. The Transaction Documents are the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

     6. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby (including the issuance and sale of the shares of Common Stock and the Warrants by the Company to you pursuant thereto) on the date hereof do not:

          (i) violate the Company’s Governing Documents; or

          (ii) violate any New York State or federal statute, rule or regulation applicable to the Company; or

          (iii) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any New York State or federal statute, rule or regulation applicable to the Company on or prior to the date hereof.

     7. Assuming the truthfulness of the representations of you and the Company set forth in the Investment Agreement, no registration of the Common Stock or the Warrants under the Securities Act of 1933, as amended, is required for the purchase of the Common Stock and the Warrants by you in the manner contemplated by the Investment Agreement.

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

FORM OF DISBURSING AGENCY AGREEMENT

EXHIBIT C

FORM OF WARRANT